UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2023
______________________
Origin Materials, Inc.
(Exact name of registrant as specified in its charter)
______________________

Delaware	001-39378	87-1388928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

930 Riverside Parkway, Suite 10 West Sacramento, CA	95605
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +1 (916) 231-9329
N/A
(Former Name or Former Address, if Changed Since Last Report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ORGN	The NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ORGNW	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As Origin Materials, Inc. (the “Company”) previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 16, 2023, Nate Whaley’s resignation as Chief Financial Officer of the Company became effective on September 1, 2023 and was not as a result of a termination of his employment. On August 29, 2023, the Board of Directors (the “Board”) of the Company appointed Pam Haley as Interim Chief Financial Officer of the Company, effective September 1, 2023. The Company has commenced a search for a long-term Chief Financial Officer. Mr. Whaley will hold an advisory role with the Company through the end of the year to assist with the search for and onboarding of his successor, ensuring sufficient time for a smooth and successful transition.

Ms. Haley, age 53, is an experienced financial professional with a demonstrated history of working in the biotechnology industry and extensive expertise in budgeting, accounting, corporate financial planning and analysis, and internal controls. Prior to her appointment as Interim Chief Financial Officer, Ms. Haley served as the Company’s Senior Vice President of Accounting and Finance since March 2023. Prior to joining the Company, Ms. Haley held several financial leadership roles at Arcadia Biosciences Inc., an agricultural biotechnology company, including Chief Financial Officer from September 2019 to January 2023, Controller from November 2014 to August 2019, Director of Accounting from 2010 to 2014, and Accounting Manager from 2005 to 2010. Ms. Haley received a B.S. in Accounting from the University of Arizona.

In connection with her appointment as Interim Chief Financial Officer, the Compensation Committee of the Board has approved an increase in Ms. Haley’s annualized base salary to $260,000 and an equity award consisting of 125,000 restricted stock units, vesting ratably over a three-year period beginning on the one-year anniversary of the grant date, September 1, 2024, subject to continued employment with the Company through such dates of vesting. The Company has entered into its standard form of indemnification agreement with Ms. Haley, in substantially the form filed with the SEC as Exhibit 10.6 to the Company’s Current Report on Form 8-K on July 1, 2021.

The selection of Ms. Haley to serve as Interim Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Ms. Haley and any director or executive officer of the Company, and there are no transactions between Ms. Haley and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On August 30, 2023, the Company issued a press release announcing the effectiveness of Mr. Whaley’s resignation and the appointment of Ms. Haley described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is being furnished to the SEC and shall not be deemed filed for any purpose.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 30, 2023
104	Cover Page Interactive Data File, formatted in Inline XBRL (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGIN MATERIALS, INC.

Dated: August 30, 2023

	By:	/S/ Joshua Lee
Joshua Lee
General Counsel